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                                                                       Exhibit 1
                                                                  EXECUTION COPY


                                 $12,107,437,190

                   International Business Machines Corporation

                             U.S. Medium-Term Notes

                                AGENCY AGREEMENT

                                  JUNE 22, 2000


Chase Securities Inc.
270 Park Avenue
New York, New York 10017-2070

Credit Suisse First Boston Corporation
11 Madison Avenue
5th Floor
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1315

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

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      1.    INTRODUCTION. International Business Machines Corporation, a New
York corporation (the "Issuer"), confirms its agreement with each of you (individually an "Agent" and collectively the "Agents") with respect to the issue and sale from time to time by the Issuer on or after the date hereof of up to $12,107,437,190 in aggregate initial offering price of its Medium-Term Debt Securities (or for Medium-Term Debt Securities denominated in currencies or currency units other than U.S. dollars, the equivalent thereof based on the prevailing exchange rates at the respective times such Medium-Term Securities are first offered) (the "Securities") issued under Article Three of the Indenture dated as of October 1, 1993, as supplemented by the First Supplemental Indenture thereto dated as of December 15, 1995 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee"). The Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

      2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to, and agrees with, each Agent as follows:

            (a) Registration statements of the Issuer (Nos. 333-37034 and 333-70521), relating to securities of the Issuer (collectively the "Registered Securities"), including the Securities, have been filed with the Securities and Exchange Commission (the "Commission") and have become effective (such registration statements, as amended as of the Closing Date (as defined in Section 3(e) hereof), including all material incorporated by reference therein, being hereinafter collectively referred to as the "Registration Statement," and the prospectus dated JUNE 20, 2000, a form of which is included in Registration Statement No. 333-37034, as supplemented as of the Closing Date, including all material incorporated by reference therein, being hereinafter referred to as the "Prospectus"). Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

            (b) On the effective date of each registration statement included in the definition of Registration Statement, such registration statement conformed, and on the Closing Date, the Prospectus as then amended or supplemented will conform, in all material respects to the requirements of the Securities Act of 1933 (the "Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and on its effective date each registration statement did not, and such Prospectus will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

      3. APPOINTMENT AS AGENT; SOLICITATIONS AS AGENT.

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            (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. Nothing contained in this Agreement shall be construed to prevent the Issuer from selling at any time to any person any Registered Securities, including the Securities, directly on its own behalf or in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Securities. Each Agent agrees to use its reasonable efforts to solicit purchases of the Securities on the terms and subject to the conditions set forth herein and in the Procedures (as defined below).

            (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

            Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, the Agents shall suspend solicitation of offers to purchase the Securities until such time as the Issuer shall have furnished them with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised the Agents that such solicitation may be resumed.

            The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase the Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. During any such suspension, the Issuer's obligations under Sections 6(a), 6(b), 6(c) and 6(d) shall be suspended, except with respect to Notes held by an Agent for resale during the first 180 days after the Agent's purchase thereof and identified in a notice from the Agent to the Issuer as being held by such Agent for resale during such period.

            Unless otherwise mutually agreed upon between the Issuer and the Agent soliciting such offer, the Agents are authorized to solicit offers to purchase Securities only in fully registered form in denominations of $1,000 or any multiple thereof. The authorized denominations of Securities not denominated in U.S. dollars will be determined by the Issuer at the time of sale. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase the Securities received by it as Agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase the Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

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            No Security which the Issuer has agreed to sell pursuant to this
      Agreement shall be deemed to have been purchased and paid for, or sold, by the Issuer until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

            (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto, unless otherwise agreed.

            (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

            (e) The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Issuer in Armonk, New York, or counsel for the Issuer in New York City, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such other place, and at such later time and date as may be mutually agreed by the Issuer and the Agents, such time and date being herein called the "Closing Date."

      4. CERTAIN AGREEMENTS OF THE ISSUER. The Issuer agrees with the Agents that, in connection with each offering of Securities,

            (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (other than an amendment or supplement (i) providing solely for a change in the terms of the Securities, (ii) by means of the filing of materials incorporated by reference in the Prospectus, (iii) relating to an offering by the Issuer of Registered Securities other than the Securities or (iv) that is a pricing amendment or supplement relating to Securities the purchase of which was not solicited by any Agent) and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuer will also advise each Agent of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Registration Statement or the

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      Prospectus to comply with the Act, the Exchange Act or the Rules and
      Regulations (other than as contemplated in the parenthetical clause of Section 4(a) hereof), the Issuer will promptly notify each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide so to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Securities with the intention of reselling them as contemplated by Section 11 hereof, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (c) The Issuer, during the period when a prospectus relating to the Securities is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Issuer will promptly furnish each Agent with copies of all material press releases or announcements to the general public which are not filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and are not otherwise available on the IBM home page on the Internet, at "http://www.ibm.com." The Issuer will also immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer, or any proposal to downgrade the rating of the Securities or any other debt securities of the Issuer, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Issuer learns of such downgrading or proposal to downgrade.

            (d) The Issuer will furnish to each Agent copies of the Prospectus and all amendments and supplements thereto, and all amendments to the Registration Statement after the date hereof (other than an amendment or supplement (i) relating to an offering by the Issuer of Registered Securities other than the Securities or (ii) that solely specifies the terms of the Securities the purchase of which was not solicited by any Agent), in each case as soon as available and in such quantities as are reasonably requested.

            (e) The Issuer will arrange for the qualification of the Securities for sale and the termination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Securities.

            (f) So long as any Securities are outstanding, if so requested by the Agents, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer, if any, filed with the

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      Commission under the Exchange Act or mailed to stockholders, and (iii)
      from time to time, such other information concerning the Issuer as the Agents may reasonably request.

            (g) Unless otherwise agreed, the Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements, to each Agent and for the reasonable fees and disbursements of counsel to the Agents.

      5. CONDITIONS OF OBLIGATIONS. The obligation of each Agent, whether acting as agent of the Issuer or as principal under this Agreement, at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on the Closing Date, on the date of each such solicitation, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each Representation Date (as defined in Section 6(b)), of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers in any certificates made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

            (a) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

            (b) The Prospectus, as amended or supplemented as of the Closing Date, the date of such solicitation or any Representation Date, shall not contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) There shall not have occurred between each trade and settlement date (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of such Agent, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Issuer's debt securities or public announcement that such debt securities are under surveillance or review, with possible negative implications, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act);
      (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or

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      in the over-the-counter market; (iv) any banking moratorium declared by
      Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Securities.

            (d) At the Closing Date, the Agents shall have received:

                  (i) the opinion of the General Counsel of the Issuer (or any
            Assistant General Counsel, Associate General Counsel, or other internal Counsel of or representing the Issuer having knowledge of and competence in securities or other financial matters; the "Issuer Counsel"), or, at the election of the Issuer, the opinion of Cravath, Swaine & Moore, outside counsel for the Issuer, dated the Closing Date, to the effect that:

                        (A) the Issuer (x) has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and (y) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction within the United States which requires such qualification wherein it owns or leases material properties or conducts material business where such failure so to qualify may have a material adverse effect on the financial condition, earnings, business or properties of the Issuer;

                        (B) to the knowledge of opining counsel, there is no
               pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus describing the terms of the Securities and the provisions of the Indenture fairly summarize the matters therein described; and

                        (C) none of the issue and sale of the Securities, the
               consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, (x) the charter or by-laws of the Issuer; (y) the terms of any indenture or other agreement or instrument known to such counsel and to which the Issuer or any of its subsidiaries is a party or bound, or (z) any order or regulation known to such counsel to be applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Issuer or any of its subsidiaries.

                        (D) the authorized Securities conform in all material
               respects to the description thereof contained in the Prospectus;

                        (E) the Indenture has been duly authorized, executed and
               delivered by the Issuer, has been duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized by resolutions of the Board of Directors of the Issuer for issuance for a period beginning on the effective date of the Registration Statement and ending upon sale of all Securities authorized thereunder (the "Period"), subject to the establishment of certain terms of the Securities by officers of the Issuer authorized by such resolutions to establish such terms, and, when the terms of any such Security have been established as provided in such resolutions and in the Indenture and such has been executed and authenticated during such period in accordance with the provisions of the Indenture and delivered to and paid for by the purchaser thereof in accordance with the terms of this Agreement, each such Security, assuming it does not violate any applicable law then binding on the Issuer, will constitute a valid and binding obligation of the Issuer entitled to the benefits of the Indenture;

                        (F) the Registration Statement and any amendments
               thereto have become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, and no proceedings for that purpose have been instituted or threatened;

                        (G) this Agreement has been duly authorized, executed
               and delivered by the Issuer; and

                        (H) no consent, approval, authorization or order of any
               United States Federal or New York governmental agency or regulatory body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issue and sale of the Securities and such other approvals (specified in such opinion) as have been obtained.

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                              (ii) such opining counsel shall also furnish a
               letter, dated the Closing Date, that shall state that such counsel has no reason to believe that: (A) the Registration Statement or any amendment thereof at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except for the financial statements and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1), included as an exhibit to the Registration Statement, as to which such counsel need express no view); and (B) the Registration Statement and the Prospectus as amended or supplemented (except the financial statements and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T-1), included as an exhibit to the Registration Statement, as to which such counsel need express no view), were not appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations thereunder.

            (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the President or any Vice President, and by the Treasurer, Controller, or Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (f) At the Closing Date, the Agents shall have received a letter, dated such date, of PricewaterhouseCoopers LLP ("PWC"), confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the respective applicable published Rules and Regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                  (i) in their opinion, the audited financial statements and schedules thereto included or incorporated in the Registration Statement and Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published Rules and Regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

                  (ii) on the basis of a reading of the unaudited financial
            statements included or incorporated in the Registration Statement and Prospectus and of the latest unaudited financial statements made available by the Issuer and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the Board of Directors of the Issuer and the Pricing Committee appointed by the Board of Directors of the Issuer, IF ANY; and inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters as to transactions and events subsequent to the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

                        (A) any unaudited financial statements included or
               incorporated in the Registration Statement and Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or said unaudited financial statements are not fairly presented (except as permitted by Form 10-Q) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and Prospectus; or

                        (B) any unaudited capsule information included or
               incorporated in the Registration Statement and Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and Prospectus; and

                  (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer) set forth in the Registration Statement and the Prospectus, including the information included or incorporated in Items 1 and 7 of the Issuer's Annual Report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Issuer's Quarterly Reports on Form 10-Q incorporated therein, agrees with the accounting records of the Issuer and its subsidiaries, excluding any questions of legal interpretation.

            References to the Registration Statement and the Prospectus in this subsection (f) are to such documents as amended and supplemented at the date of the letter.

            (g) The Agents shall have received from Davis Polk & Wardwell, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.

            The obligation of each Agent, as agent of the Issuer, under this Agreement to solicit offers to purchase Securities at any time after the end of the Period is also subject to the delivery to the Agents before that date and thereafter, periodically as appropriate, of an opinion from either Issuer Counsel or Cravath, Swaine & Moore, to the effect of subparagraph (d)(i)(E) above with respect to the Securities to be issued during the period set forth therein (which shall include the period of contemplated solicitation) and such other documents and certificates (including an opinion of Davis Polk & Wardwell to the effect of subparagraph (g) above) as the Agents may reasonably request before that date and the Issuer shall have furnished to Davis Polk & Wardwell such documents as they may reasonably request before that date for the purpose of enabling them to render such opinion.

            The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

      6.    ADDITIONAL COVENANTS OF THE ISSUER. The Issuer agrees that:

            (a) Each acceptance by the Issuer of an offer for the purchase of Securities (whether through an Agent as agent or to one or more Agents as principal) and each delivery of Securities (whether through an Agent as agent or to one or more Agents as principal) shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

            (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement
      (i) that relates to an offering by the Issuer of Registered Securities other than the Securities or (ii) that solely specifies the terms of the Securities) (each such time being herein referred to as a "Representation Date"), the Issuer shall, concurrently with such amendment or supplement, furnish the Agents with a certificate, dated the date of delivery thereof, of the President or any Vice President, and by the Treasurer, the Controller, the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such time and except that the statements contained in the certificate covering the matters set forth in clause (ii) of Section 5(e) shall be deemed to relate to the time of delivery of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of
      Section 5(e), to the time of delivery of such certificate; provided, however, that the Issuer shall deliver such certificate with respect to a Representation Date arising from the incorporation by reference into the Prospectus of a current report on Form 8-K or a quarterly report on Form 10-Q only upon the reasonable request of the Agents.

            (c) At each Representation Date, the Issuer shall, if reasonably requested by the Agents, concurrently furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of Issuer Counsel or Cravath, Swaine & Moore, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date; provided, however, that in lieu of such opinion or opinions, counsel may furnish the Agents with a letter or letters to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this Section 6(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

            (d) At each Representation Date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information as a result of filing of the Issuer's Annual Report on Form 10-K, and upon the reasonable request of the Agents, the Issuer shall cause PWC concurrently to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PWC may limit the scope of such letter to the audited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be agreed upon by the Agents.

            (e) The Issuer agrees that any obligation of a person who has agreed to purchase Securities as the result of solicitation by any Agent pursuant hereto to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

            (f) The Issuer agrees to make generally available to its security holders "earning statements" satisfying the provisions of Section 11(a) of the Securities Act of 1933 and Rule 158 thereunder, which requirement is deemed satisfied under such Rule through the Issuer's timely filing of periodic reports under Section 13 or 15(d) of the Exchange Act of 1934.

      7.    INDEMNIFICATION AND CONTRIBUTION.

            (a) The Issuer agrees to indemnify and hold harmless each Agent and each person who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the Registered Securities as originally filed or in any amendment thereto, or in any preliminary prospectus or the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Agent specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) through which the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as so amended or supplemented), excluding documents incorporated therein by reference, at or prior to the earlier of the confirmation of the sale of such Securities or the delivery of the Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any preliminary prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented prior to the confirmation of the sale of such Securities to such person). This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

            (b) Each Agent agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signed the Registration Statement or any amendment thereto, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to such Agent, but only with reference to written information relating to such Agent furnished to the Issuer by such Agent specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Agents in the case of subparagraph
      (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Issuer on grounds of policy or otherwise, the Issuer and each Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer and such Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the sum of aggregate commissions received by such Agent pursuant to Section 3(c) hereof in connection with the sale of the Securities to which such loss, claim, damage or liability relates bears to the aggregate principal amount of such Securities, and the Issuer is responsible for the balance; provided, however, that (y) in no case shall any Agent be responsible for any amount in excess of the commissions received by it for such Securities to which such loss, claim, damage or liability relates, and (z) no person found liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was found not liable for such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Agent within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Agent, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement or any amendment thereto, and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this paragraph (d).

      8. STATUS OF EACH AGENT. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11 hereof), each Agent is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser who has agreed to purchase Securities as a result of solicitation by any Agent pursuant hereto, and whose offer the Issuer has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damages arising from or as a result of such default by the Issuer, and
(ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

      9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the obligations of the Issuer under Section 4(f) and Section 6(f) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them as contemplated by Section 11 hereof or (ii) after the Issuer has accepted an offer to purchase Securities solicited by any Agent pursuant hereto and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(d), 4(e) and Section 6 and, in the case of a termination occurring as described in (ii) above, under Section 3(c) and under the last sentence of Section 8, shall also remain in effect.

      10. TERMINATION. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

      11. PURCHASES AS PRINCIPAL. From time to time, any Agent may agree with the Issuer to purchase Securities from the Issuer as principal. In such case the purchasing Agent and the Issuer may, in their discretion, set forth the terms of such purchase in a separate agreement (a "Purchase Agreement") to be entered into between such Agent and the Issuer in the form attached hereto as Exhibit C. Upon acceptance by the Issuer of an offer to purchase Securities, unless the Issuer and the purchasing Agent otherwise agree in writing, any such Purchase Agreement or other written confirmation or communication transmitted by the purchasing Agent to the Issuer or, in the absence of a Purchase Agreement or other written confirmation or communication from the purchasing Agent, the oral agreement with respect to the terms of the Securities and of their offer and sale evidenced by the offer communicated by the purchasing Agent and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement between the purchasing Agent and the Issuer for the sale and purchase of such Securities (whether or not any Purchase Agreement or other written confirmation or communication shall have been executed by the Issuer or the purchasing Agent). In connection with any resale of Securities so purchased, such Securities may be resold by such Agent at varying prices from time to time or at a fixed public offering price or that such Agent may use a selling or dealer group. Such Agent may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement.

      12. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Except as otherwise provided in the Procedures:

To the Issuer:

      Notices to International Business Machines Corporation shall be directed to it in care of the Assistant Treasurer, Operations, New Orchard Road, Armonk, New York 10504, Attention: Assistant Treasurer (Fax:
914-499-2883),

      with a copy to:

      Corporate Legal Department, New Orchard Road, Mail Stop 329, Armonk, New York 10504, Attention: Securities Counsel-IBM Corporation (Fax:
914-499-6445).

To the Agents:

      Notices to Chase Securities Inc. shall be directed to it at 270 Park Avenue, 8th Floor, New York, New York, Attention: Medium-Term Note Desk (Fax: 212-834-6081).

      Notices to Credit Suisse First Boston Corporation shall be directed to it at 11 Madison Avenue, 5th Floor, New York, New York 10010,
Attention: Short and Medium-Term Note Department (Fax: 212-325-8183).

      Notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention: Credit Department, Credit Control -- Medium Term Notes (Fax: 212-357-8680).

      Notices to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at North Tower, 10th Floor, World Financial Center, New York, New York 10281, Attention: MTN Product Management (Fax:
212-449-2234).

      Notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager -- Continuously Offered Products (Fax: 212-761-0780), with a copy directed to it at 1585 Broadway, 29th Floor, New York, New York 10036, Attention:
Peter Cooper -- Investment Banking Information Center (Fax: 212-761-0260).

      Notices to Salomon Smith Barney Inc. shall be directed to it at 388 Greenwich Street New York, New York 10013, Attention: Medium-Term Note Department (Fax: 212-783-2274; Phone: 212-783-5897).

      In the case of any party hereto, alternatively notice may be directed to such other address or person as such party shall specify to each other party by a notice given in accordance given in accordance with the provisions of this
Section 12. Any such notice shall take effect at the time of receipt.

      13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(e), any person who has agreed to purchase Securities from the Issuer as the result of solicitation by any Agent pursuant hereto, and no other person will have any right or obligation hereunder.

      14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

      15. ENTIRE AGREEMENT. This Agreement incorporates the entire agreement between the parties hereto with respect to the transactions contemplated herein. All prior negotiations and agreements between the parties are merged in, and superseded by, this Agreement and there are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

      If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                     Very truly yours,

                                     INTERNATIONAL BUSINESS MACHINES CORPORATION

                                     By: /s/ Cassio A. Calil
                                         --------------------
                                     Title: Assistant Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

CHASE SECURITIES INC.


By: /s/ Kevin J. Kulak
    ------------------
Title: Vice President


CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Julie Keogh
    ---------------
Title: Authorized Signatory


GOLDMAN, SACHS & CO.


By: /s/ Goldman, Sachs & Co.
    ------------------------


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ Diane Kenna
    ---------------
Title: Authorized Signatory


MORGAN STANLEY & CO. INCORPORATED


By: Harold J. Hendershot, III
    -------------------------
Title: Vice President


SALOMON SMITH BARNEY INC.


By: /s/ Gerald Eastman
    ------------------
Title: Director

      EXHIBIT A





            The Issuer agrees to pay the relevant Agent a commission which will be no more than the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:

                                           Commission Rate
                                           (as a percentage
                  TERM                     of principal amount)
                  ----------------------   --------------------


12 months to less than 18 months                .15
18 months to less than 24 months                .20
24 months to less than 30 months                .25
30 months to less than 3 years                  .30
3 years to less than 4 years                    .35
4 years to less than 5 years                    .45
5 years to less than 7 years                    .50
7 years to less than 10 years                   .55
10 years to less than 15 years                  .625
15 years to less than 20 years                  .700
20 years to 30 years                            .750
More than 30 years                              as negotiated

                                                between the Company and
                                                the relevant Agent at the time
                                                of sale

      EXHIBIT B



      ADMINISTRATIVE PROCEDURES




            The Medium-Term Notes Due One Year or More from Date of Issue (the "Notes") are to be offered on a continuing basis by International Business Machines Corporation (the "Issuer"). Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as agents (each individually an "Agent" and collectively the "Agents"), have agreed to use reasonable efforts to solicit purchases of the Notes pursuant to an Agency Agreement dated as of JUNE 22, 2000 (the "Agency Agreement"), among the Issuer and the Agents. No Agent will be obligated to purchase Notes for its own account. The Notes will be issued pursuant to an Indenture, dated as of October 1, 1993 between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto dated as of December 1, 1995 (collectively, the "Indenture"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer and have been registered with the Securities and Exchange Commission (the "Commission").

            Each Note will be represented initially by either a global security registered in the name of a nominee of The Depository Trust Company, as Depositary ("DTC") (a "Book Entry Note") or a certificate issued in definitive form (a "Certificate Note"). It is currently contemplated that both Fixed Rate Notes (as defined below) and Floating Rate Notes (as defined below) may be issued as Book-Entry Notes.

            Administrative procedures and specific terms of the Notes and the offering, to the extent Notes are offered and sold through the Agents, are explained below. Administrative and record-keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise each Agent in writing of those persons handling administrative responsibilities with whom each Agent is to communicate regarding offers to purchase Notes and the details of their delivery. To the extent that the following procedures conflict with the provisions of the Notes, the Indenture or the Letter (as defined below), the relevant provisions of the Note, the Indenture or the Letter shall control.

I.  CERTIFICATE NOTES AND GENERAL TERMS

            Unless otherwise agreed by the Issuer and the relevant agent, the following administrative procedures and specific terms are applicable to Certificate Notes and, except to the extent otherwise specified under II below, Book-Entry Notes.

ORIGINAL ISSUE DATE:        Each Note will be dated the date of its
                            authentication. Each Note will also bear an original issue date which, with respect to any Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The original issue date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

MATURITIES:                 Each Note will mature on a date, selected
                            by the purchaser and agreed to by the
                            Issuer, which will be at least twelve
                            months after the date of issue; PROVIDED, HOWEVER, that each Floating Rate Note (as defined below) will mature on an Interest
                            Payment Date (as defined below) for such Note.

REDEMPTION:                 The Floating Rate Notes will not be
                            redeemable prior to maturity, unless
                            otherwise specified in the applicable
                            Pricing Supplement.  The Fixed Rate Notes
                            (as defined below) either (i) will not be redeemable prior to maturity, or (ii) will be redeemable at the option of the Issuer on or after a specified date prior to maturity at par or at prices which will decline annually by a fixed percentage from a specified initial premium to par.
                            Unless otherwise specified in the
                            applicable pricing supplement, Redemption
                            Dates for redeemable Fixed Rate Notes will correspond with the Interest Payment Dates for such Notes.

PRICE TO PUBLIC:            Each Note will be issued at 100% of
                            principal amount, unless otherwise agreed between the Issuer and the relevant Agent.

DENOMINATIONS:              Unless otherwise agreed between the Issuer
                            and the relevant Agent, the denominations of the Notes will be $100,000 and any amount in excess thereof which is $1,000 or any multiple thereof. The denominations of Notes denominated in currencies or currency units other than U.S. dollars will be as agreed between the Issuer and the relevant Agent.

REGISTRATION:               Notes will be issued only in fully
                            registered form.

INTEREST PAYMENT:           Unless otherwise specified in a Pricing
                            Supplement, each Note will bear interest from and including its original issue date or, in the case of Notes issued upon replacement, transfer or exchange, from the most recent Interest Payment Date to which interest has been paid or provided for, to but excluding the maturity date of such Note; PROVIDED, HOWEVER, that a Floating Rate Note which has a rate of interest that is reset weekly will bear interest from and including its original issue date or the day following the most recent Record Date (as defined below) for the most recent Interest Payment Date to which interest on such Note has been paid or provided for. Each Note will bear interest (i) in the case of Notes bearing interest at a Fixed Rate (the "Fixed Rate
                            Notes"), at the annual rate stated on the face thereof, payable semiannually in arrears on APRIL 1 AND OCTOBER 1 (each an
                            "Interest Payment Date" with respect to
                            such Fixed Rate Note) and at maturity and
                            (ii) in the case of Notes bearing interest at a rate or rates determined by reference to an interest rate formula (the "Floating
                            Rate Notes"), at a rate determined
                            pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein and in the related Pricing Supplement (each an
                            "Interest Payment Date" with respect to
                            such Floating Rate Note).  Interest
                            payable on a Fixed Rate Note (including
                            payments for partial periods) will be
                            calculated and paid on the basis of a
                            360-day year of 12 30-day months.
                            Interest payable on a Floating Rate Note will be calculated and paid on the basis of the actual number of days elapsed in the interest period and a year of 360 days; PROVIDED, HOWEVER, that interest payable on a Floating Rate

                            Note which has a rate of interest determined in accordance with the Treasury Rate will be calculated on the basis of the actual number of days in the year. Interest will be payable on each Interest Payment Date to the person in whose name the Note is registered at the close of business 15 calendar days prior to such Interest Payment Date whether or not such day is a Business Day (as defined in the Indenture) (the "Record Date") except that (a) on any Note originally issued after a Record Date and prior to the next succeeding Interest Payment Date, the first payment of interest on such Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date and (b) interest payable at maturity (or, in the case of a Fixed Rate Note, upon redemption) will be payable to the person to whom principal shall be payable. With respect to Fixed Rate Notes, each payment of interest shall include interest accrued to but excluding the date of such payment. All interest payments (excluding interest payments made at maturity) will be made by check mailed to the person entitled thereto as provided above.

ACCEPTANCE OF OFFERS:       Each Agent will promptly advise the Issuer
                            of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The
                            Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer solicited by an Agent, the Issuer will promptly notify the Agent involved.

SETTLEMENT:                 All offers accepted by the Issuer will be
                            settled on the third Business Day next
                            succeeding the date of acceptance unless otherwise agreed by any purchaser and the Issuer. Prior to 3:00 p.m., New York City time, on the Business Day next preceding the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes no later than 2:15 p.m., New York City time, on the settlement date.

DETAILS FOR SETTLEMENT:     For each offer solicited by an Agent that
                            is accepted by the Issuer, the Agent who presented the offer (the "Presenting
                            Agent") shall communicate to the Issuer's
                            Treasury Department by telephone,
                            facsimile transmission or other acceptable means the following information (the
                            "Purchase Information"):

                                  1. Exact name in which the Note or Notes are
                            to be registered ("registered owner").

                                  2. Exact address of registered owner.

                                  3. Taxpayer identification number of
                            registered owner.

                                  4. Principal amount of each Note to be
                            delivered to the registered owner.

                                  5. Issue price, interest rate if fixed or
                            initial interest rate if floating, interest rate basis, spread or spread multiplier, maximum or minimum interest rates, index maturity, Interest Determination Dates, Interest Reset Dates (as such terms are defined in the applicable Prospectus Supplement) interest reset period, interest payment period and Interest Payment Dates of Notes, in each case, to the extent applicable.

                                  6. The currency, currencies, currency unit or
                            currency units in which the Note or Notes are to be denominated and (if not the same) payable.

                                  7. Maturity date of Notes.

                                  8. Initial redemption date of Notes, if any.

                                  9. Optional redemption price (including the
                            fixed percentage by which the premium, if any, annually declines) of Notes, if any.

                                  10. Original issue date of Notes.

                                  11. Settlement date for Notes.

                                  12. Presenting Agent's commission (to be paid
                            in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                            The original issue date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes. After receiving the details for each offer from the Presenting Agent, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, facsimile transmission or other acceptable means, to the Trustee. Prior to preparing the Notes for delivery, the Trustee will confirm the Purchase Information by telephone with the Presenting Agent. The Trustee will assign to and enter on each Note a transaction number.

                            Special provisions relating to Certificate Notes denominated or payable in a currency, currencies, a currency unit or currency units other than U.S. dollars may be agreed by the Issuer and the Agents at a later time.

CONFIRMATION:               For each accepted offer solicited by an
                            Agent, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Issuer's Treasury Department and the Trustee, setting forth the Purchase
                            Information and delivery and payment
                            instructions.

NOTE DELIVERIES             Upon the receipt of appropriate
AND CASH PAYMENT:           documentation and instructions, which may
                            be by telephone to be confirmed in writing from the Issuer, and verification thereof, the Trustee will cause the Notes to be prepared and authenticated and hold the Notes for delivery against payment.

                            The Trustee will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against delivery of a receipt therefor.

                            Agents' addresses for delivery of Certificate Notes:

                            Chase Securities Inc.
                            55 Water Street
                            Room 226
                            New York, New York 10041
                            Attention: Window 17 or Window 18
                            (tel: 212-638-6787)
                            (fax: 212-638-5618)


                            Credit Suisse First Boston Corporation
                            MTN Department
                            5 World Trade Center, 7th Floor
                            New York, NY 10048
                            Attention: Paul Riley/Bill Ahearn
                            (tel: 212-322-1606)

                            Goldman, Sachs & Co.
                            Medium-Term Notes Desk
                            85 Broad Street, 26th Floor
                            New York, NY 10004
                            Attention: Karen Robertson
                            (fax: 212-902-0658)

                            Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
                            Money Markets Clearance
                            55 Water Street
                            3rd Floor
                            N.S.C.C. Window
                            New York, NY 10041
                            Attention: Al Mitchell
                            (tel: 212-558-2405)
                            (fax: 212-558-2457)

                            Morgan Stanley & Co. Incorporated in care of:
                            The Bank of New York
                            Dealer Clearance Department
                            1 Wall Street-3rd Floor-Window 3B
                            New York, NY 10005
                                  Attention: For the account of Morgan
                            Stanley & Co. Incorporated

                            Salomon Smith Barney, Inc., in care of:
                            The Bank of New York

                            1 Wall Street-3rd Floor
                            New York, NY 10005
                            Attention: Dealer Clearance


                            The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds and will give instructions for payment to be made to the Issuer of an amount equal to the face amount of the Notes less the Presenting Agent's commission. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" below.

FAILS: In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee. If funds have been advanced by the Presenting Agent for the purchase of such Note, the Issuer will, immediately upon receipt of such notice, refund the payment previously made to it by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                            Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

PROCEDURE FOR               The Issuer and the Agents will discuss
RATE CHANGES:               from time to time the rates to be borne by
                            the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a pricing sticker reflecting the terms of such Notes and, after approval from the Agents, will arrange to have the required number of copies of the sticker filed with the Commission within two Business Days following such acceptance and will supply at least five copies of such sticker to the Presenting Agent.
                            No settlements with respect to Notes upon such terms may occur prior to such filing and the Agents will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                            If the Issuer decides to "post" fixed interest rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish fixed interest rates to be so posted. Following establishment of posted fixed interest rates and prior to the filing of the pricing sticker described in the preceding paragraph, the Agents may only record indications of interest in purchasing Fixed Rate Notes at the posted fixed interest rates. After such filing, sales, mailing of confirmations and settlements at the posted rates may resume, subject to the provisions of "Delivery of Prospectus" below.

                            Outdated stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF               As provided in the Agency Agreement, the
SOLICITATION                Issuer may suspend Amendment or
AMENDMENT OR                solicitation of purchases at any time and,
                            upon receipt of notice

SUPPLEMENT:                 from the Issuer, each Agent will forthwith suspend
                            solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                            If the Agents receive the notice from the Issuer contemplated by Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes (other than by an amendment or supplement that (i) only specifies the terms of the Securities or (ii) relates to an offering by the Issuer of Registered Securities other than the Securities), it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

                            Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase Notes there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

DELIVERY OF                 With respect to each purchase resulting
PROSPECTUS:                 from a solicitation by any Agent, a copy
                            of the Prospectus, as most recently amended or supplemented on the date of delivery thereof (except as provided below), but excluding materials incorporated by reference therein, must be delivered to a purchaser prior to or together with the earlier of delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser as a result of such solicitation. The Issuer shall ensure that the Presenting Agent receives the required number of copies of the Prospectus and each amendment or supplement thereto (including appropriate pricing stickers), but excluding materials incorporated by reference therein, by telecopy or overnight express
                            (for delivery not later than 11:00 a.m. on the Business Day next following the trade date) to enable the Presenting Agent to deliver such confirmation or Note to such purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of such purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

                            AGENTS' ADDRESSES FOR DELIVERY OF PRICING
                            SUPPLEMENTS:

                            Chase Securities Inc.
                            270 Park Avenue
                            New York, NY 10017-2070
                            Attention: Medium-Term Note Desk
                            (tel: 212-834-3150 -  Mr. Kevin Kulak
                            or    212-834-4421  - Mr. Peter Todd)
                            (fax: 212-834-6170)

                            Credit Suisse First Boston Corporation
                            Prospectus Department
                            5 World Trade Center, 7th Floor
                            New York, NY 10048
                            Attention: Joan Bryan
                            (tel: 212-322-5105)
                            (fax: 212-803-4096)
                            with a copy to:
                            Credit Suisse First Boston Corporation
                            11 Madison Avenue, 5th Floor
                            New York, NY 10010
                            Attention: Short and Medium-Term Finance
                            Department (Ms. Helena Wilner)
                            (tel: 212-325-7198)
                            (fax: 212-325-8183)

                            Goldman, Sachs & Co.
                            Medium-Term Notes Desk
                            85 Broad Street, 26th Floor
                            New York, NY 10004
                            Attention: Karen Robertson
                            (fax: 212-902-0658)

                            Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, for overnight, express or
                            special delivery packages
                            ONLY:
                            Tritech Services
                            44B Colonial Drive
                            Piscataway, NJ 08854
                            Attention: Prospectus Operations/Nachman
                            Kimerling
                            (tel: 908-885-2768)
                            (fax: 908-885-2774/2775/2776)

                            For other types of deliveries, use address:
                            Tritech Services
                            #4 Corporate Place
                            Corporate Park 287
                            Piscataway, NJ 08854

                            For all deliveries, with a copy to:
                            Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
                            World Financial Center, North Tower
                            New York, NY 10281-1310
                            Attention: MTN Product Management; Mr.
                            Scott Primrose, 15th Floor
                            (tel: 212-449-7476)
                            (fax: 212- 449-2234)

                            Morgan Stanley & Co. Incorporated
                            1585 Broadway, 2nd Floor

                            New York, NY 10036
                            Attention: Medium-Term Note Trading Desk,
                            Mr. Charles Corso
                            (tel: 212-761-1327)
                            (fax: 212-761-0780)

                            Salomon Smith Barney Inc.
                            Brooklyn Army Terminal
                            140 58th Street, 5th Floor
                            New York, NY 11220
                            Attention: Diane Graham
                            (tel: 718-765-6744)
                            (fax: 718-765-6734)


AUTHENTICITY OF             The Issuer will cause the Trustee to
SIGNATURES:                 furnish the Agents from time to time with
                            the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note.

ADVERTISING COST:           The Issuer will determine with the Agents
                            the amount of advertising that may be
                            appropriate in offering the Notes. Unless otherwise agreed, advertising expenses will be paid by the Issuer.

II.  BOOK-ENTRY NOTES

            The following procedures supplement and, to the extent inconsistent therewith, replace the procedures set forth above with respect to the offering of Book-Entry Notes. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation (the "Letter") from the Issuer and the Trustee to be entered into with DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of March 10, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes may be issued in book-entry form.

ISSUANCE:                   On any date of settlement (as defined
                            under "Settlement" below) for one or more
                            Book-Entry Notes, the Issuer will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $400,000,000 principal amount of all such Notes that have the same maturity date, redemption provisions, if any, repayment provisions, if any, Interest Payment Dates, interest rate basis, spread or spread multiplier, maximum or minimum interest rates, index maturity, Interest Determination Dates,
                            Interest Reset Dates (as such terms are
                            defined in the applicable Prospectus
                            Supplement), interest reset period,
                            original issue date and original issue
                            discount provisions, in each case, to the extent applicable (collectively, the
                            "Terms").  Each Global Security will be
                            dated and issued as of the date of its
                            authentication by the Trustee.  Each
                            Global Security will bear an "Issue Date", which will be (i) with respect to an original Global Security (or any portion thereof), its original issue date, and
                            (ii) following a consolidation of Global
                            Securities, the most recent Interest
                            Payment Date to which interest has been
                            paid or duly provided for on the
                            predecessor Global Securities, regardless of the date of authentication of such subsequently issued Global Security. No
                            Global Security will represent any
                            Certificated Note.

IDENTIFICATION NUMBERS:     The Issuer will arrange with the CUSIP
                            Service Bureau of Standard & Poor's
                            Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, consisting of approximately 50
                            CUSIP numbers relating to Global

                            Securities representing Book-Entry Notes.
                            The Issuer will obtain from the CUSIP
                            Service Bureau a written list of such
                            series of reserved CUSIP numbers and will deliver to the Trustee and DTC a written list of CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "C". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. The Trustee will notify the Issuer at any time when fewer than 25 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION:               Each Global Security will be registered in
                            the name of Cede & Co., as nominee for
                            DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS:                  Transfers of a Book-Entry Note will be
                            accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:                  The Trustee may deliver to DTC and the
                            CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Security resulting from such consolidation) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same
                            Terms (other than original issue date) and for which interest has been paid to the same date, (ii) a date, occurring at least
                            30 days after such written notice is
                            delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global
                            Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global
                            Security bearing the new CUSIP number and a new original issue date and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service
                            Bureau procedures, be canceled and not
                            immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $400,000,000 in aggregate principal amount, one Global
                            Security will be authenticated and issued to represent each $400,000,000 of principal amount of the exchanged Global
                            Securities and an additional Global
                            Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                            "Denominations" below).

NOTICE OF REPAYMENT         With respect to each Book-Entry Note that
TERMS:                      is repayable at the option of the Holder,
                            the Trustee will furnish DTC on or not more than 60 days prior to the settlement date pertaining to such Book-Entry
                            Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such first exercise period, the frequency that such exercise periods occur
                            (I.E., quarterly, semiannually, annually, etc.) and, if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least 7 calendar days after the last day of the exercise period.

REDEMPTION AND REPAYMENT:   The Trustee will comply with the terms of
                            the Letter with regard to redemptions and repayments of the Notes. If a Global
                            Security is to be redeemed or repaid in
                            part, the Trustee will exchange such
                            Global Security for two Global Securities, one of which shall represent the portion of the Global Security being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Global Security and shall bear the CUSIP number of the surrendered Global
                            Security.

DENOMINATIONS:              Unless otherwise agreed between the Issuer
                            and the relevant Agent, Book-Entry Notes will be issued in principal amounts of $1,000 or any multiple thereof. Global
                            Securities will be denominated in
                            principal amounts not in excess of
                            $400,000,000.  If one or more Book-Entry
                            Notes having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                            Security will be issued to represent each $400,000,000 principal amount of such
                            Book-Entry Note or Notes and an additional
                            Global Security will be issued to
                            represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

INTEREST:                   PUBLICATION.  Standard & Poor's
                            Corporation will use the information
                            received in the pending deposit
                            message described under the Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's
                            Corporation.

NOTICE OF INTEREST          On the first Business Day of January,
PAYMENT AND REGULAR         April, July and October of each year, the
RECORD DATES:               Trustee will deliver to the Issuer and DTC
                            a written list of Regular Record Dates and Interest
                            Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date or Calculation
                            Date, as applicable (as defined in the applicable
                            Note) for Floating Rate Notes, the Company, upon receiving notice thereof, will notify Standard &
                            Poor's Corporation of the interest rate determined on such Interest Determination Date or Calculation
                            Date, as applicable.

PAYMENTS OF PRINCIPAL AND   PAYMENTS OF INTEREST ONLY.  Promptly after
INTEREST:                   each Regular Record Date, the Trustee will
                            deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following
                            Interest Payment Date (other than an Interest
                            Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Security on such Interest Payment Date. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's
                            Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest
                            Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a
                            Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding
                            Business Day and no interest shall accrue on such payment for the period from and after such Interest
                            Payment Date.

                            PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Security maturing either at stated maturity or on a redemption or repayment date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the maturity of such Global Security. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such maturity. Promptly after payment to DTC of the principal and interest due at the maturity of such Global Security, the Trustee will cancel and destroy such Global Security in accordance with the terms of the Indenture and deliver a certificate of destruction to the Issuer.

                            MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 a.m. (New York City time), or as soon as practicable thereafter on such date. The Issuer will make such payment on such Global Securities by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m. (New York City time) on each maturity date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by

                            DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any maturity date. On each Interest Payment Date, interest payment shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither of the Issuer or the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                            WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

SETTLEMENT:                 The receipt by the Issuer of immediately
                            available funds in payment for a
                            Book-Entry Note and the authentication and issuance of the Global Security or Global
                            Securities representing such Note shall
                            constitute "settlement" with respect to
                            such Note.  All orders accepted by the
                            Issuer will be settled on the fifth
                            Business Day from the date of the sale
                            pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day.

SETTLEMENT PROCEDURES:      Settlement Procedures with regard to each
                            Book-Entry Note sold by the Issuer through a Presenting Agent as agent shall be as follows:

                            A. The Presenting Agent shall communicate to the Issuer's Treasury Department by telephone, facsimile transmission or other acceptable means the Purchase Information.

                            B.    After receiving the details for each
                                  offer from the Presenting Agent, the
                                  Issuer will, after recording the
                                  details and any necessary
                                  calculations, communicate the
                                  Purchase Information by telephone,
                                  facsimile transmission or other
                                  acceptable means, to the Trustee.

                            C.    The Trustee will assign a CUSIP
                                  number to the Global Security
                                  representing such Note and will
                                  telephone the Issuer and advise the
                                  Issuer of such CUSIP number.  The
                                  Trustee will enter a pending deposit
                                  message through DTC's Participant
                                  Terminal System, providing the
                                  following settlement information to
                                  DTC (which shall route such
                                  information to Standard & Poor's
                                  Corporation and Interactive Data
                                  Services) and the Presenting Agent:

                                        1.    The applicable information set
                                        forth in Settlement Procedure "A".

                                        2.    Identification as a
                                        Fixed Rate Book-Entry Note or
                                        a Floating Rate Book-Entry
                                        Note.

                                        3.    Interest payment period.

                                        4.    Initial Interest Payment Date for
                                        such Note, number of days by which such
                                        date succeeds the related DTC record
                                        date (which, in the case of Floating
                                        Rate Notes which reset weekly shall be
                                        the date five calendar days immediately
                                        preceding the applicable Interest
                                        Payment Date and in the case of all
                                        other Notes shall be the Regular Record
                                        Date as defined in the Note) and amount
                                        of interest payable on such Interest
                                        Payment Date per $1,000 principal amount of Notes.

                                        5.    Participants' account numbers
                                        maintained by DTC on behalf of the
                                        Trustee and the Presenting Agent.

                                        6.    CUSIP number of the Global
                                        Security representing such Note.

                                        7.    Whether such Global Security will
                                        represent any other Book-Entry Note (to
                                        the extent known at such time).


                            D. The Issuer will deliver to the Trustee a Global Security representing such Note.

                            E. The Trustee will complete and authenticate the Global Security representing such Note. Prior to preparing the Global Security for delivery, the Trustee will confirm the Purchase Information by telephone with the Presenting Agent.

                            F. DTC will credit such Note to the Trustee's participant account at DTC.

                            G.    The Trustee will enter an SDFS
                                  deliver order through DTC's
                                  Participant Terminal System
                                  instructing DTC to (i) debit such
                                  Note to the Trustee's participant
                                  account and credit such Note to the
                                  Presenting Agent's participant
                                  account and (ii) debit the
                                  Presenting Agent's settlement
                                  account and credit the Trustee's
                                  settlement account for an amount
                                  equal to the price of such Note less
                                  the Presenting Agent's commission.
                                  The entry of such a delivery order
                                  shall constitute a representation
                                  and warranty by the Trustee to DTC
                                  that (i) the Global Security
                                  representing such Book-Entry Note
                                  has been executed, delivered and
                                  authenticated and (ii) the Trustee
                                  is holding such Global Security
                                  pursuant to the Medium-Term Note
                                  Certificate Agreement between the
                                  Trustee and DTC.

                            H.    The Presenting Agent will enter an
                                  SDFS deliver order through DTC's
                                  Participant Terminal System
                                  instructing DTC (i) to debit such
                                  Note to the Presenting Agent's
                                  participant account and credit such
                                  Note to the participant accounts of
                                  the Participants with respect to
                                  such Note and (ii) to debit the
                                  settlement accounts of such
                                  Participants and credit the
                                  settlement account of The Presenting
                                  Agent for an amount equal to the
                                  price of such Note.

                            I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                            J.    The Trustee, upon confirming receipt
                                  of such funds, will wire transfer to
                                  the account of the Issuer maintained
                                  at Chase Manhattan Bank, New York
                                  N.Y., Account of INTERNATIONAL
                                  BUSINESS MACHINES CORPORATION, Cash
                                  Concentration Account , ABA Number
                                  021000021, ACCOUNT NUMBER 323 213
                                  499, in funds available for
                                  immediate use in the amount
                                  transferred to the Trustee in
                                  accordance with Settlement Procedure
                                  "G".

                            K.    The Presenting Agent will confirm
                                  the purchase of such Note to the
                                  purchaser either by transmitting to
                                  the Participants with respect to
                                  such Note a confirmation order or
                                  orders through DTC's institutional
                                  delivery system or by mailing a
                                  written confirmation to such
                                  purchaser.

SETTLEMENT PROCEDURES       For orders of Book-Entry Notes solicited by
TIMETABLE:                  an Agent and accepted by the Issuer for
                            settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York
                            City time) set forth below:

                            Settlement
                            Procedure         Time
                            ----------------------

                                A   11:00 a.m. on the sale date
                                B   12:00 noon on the sale date
                                C   2:00 p.m. on the sale date
                                D   3:00 p.m. on the sale date
                                E       9:00 a.m. on settlement date
                                F       10:00 a.m. on settlement date
                               G-H      2:00 p.m. on settlement date
                                I       4:45 p.m. on settlement date
                               J-K      5:00 p.m. on settlement date

                            If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                            If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                            If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE:          If the Trustee fails to enter an SDFS
                            deliver order with respect to a Book-Entry
                            Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global
                            Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                            Security, the Trustee will mark such Global
                            Security "canceled", make appropriate
                            entries in its records and send such
                            canceled Global Security to the Issuer.
                            The cusip number assigned to such Global
                            Security shall, in accordance with CUSIP
                            Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, the Book-Entry Notes represented by a Global
                            Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global
                            Security and shall bear the CUSIP number of the surrendered Global Security.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

      EXHIBIT C



                       [Official Letterhead of Purchaser]

      PURCHASE AGREEMENT


                                                                          , 200_

International Business Machines Corporation
Office of the Treasurer
New Orchard Road
Armonk, NY 10504

Ladies and Gentlemen:

            The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated JUNE 22, 2000 (the "Agency Agreement"):

            Principal Amount  $______________________
            Interest Rate     _______________________
            Maturity Date     _______________, 20____
            Discount          ________% of Principal Amount
            Price to be paid
            to Issuer
            (in immediately
            available funds)  $______________________
            Settlement Date    ______________________

            Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent or Agents, as used in the Agency Agreement, shall be deemed to refer to the undersigned for purposes of this Agreement.

            This Agreement incorporates by reference Sections 3(c), 4, 6, 7, 12 and 13 of the Agency Agreement, the first and last sentences of Section 9 thereof and, to the extent applicable, the Procedures. You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

            Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement
Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

            (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date and except that the opinion described in Section 5(d) of the Agency Agreement shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (ii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date); and

            (b) there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in our judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Issuer's debt securities or public announcement that such debt securities are under surveillance or review, with possible negative implications, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or pestilence if, in our judgment, the effect of any such substantial national or international outbreak, escalation, declaration, calamity, emergency or pestilence makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

            [In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.]

            If for any reason our purchase of the above Securities is not consummated, you shall remain responsible for the expenses to be paid or reimbursed by you pursuant to Section 4 of the Agency Agreement and the respective obligations of you and the undersigned pursuant to Section 7 shall remain in effect. If for any reason our purchase of the above Securities is not consummated other than because of our default or a failure to satisfy a condition set forth in clause (iii), (iv) or (v) of paragraph (b) above, you shall reimburse us, severally, for all out-of-pocket expenses reasonably incurred by us in connection with the offering of the above Securities and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                                    [Type in Full "Legal" Name of the Purchaser]


                                      By______________________________
                                           (officer signs here)


                                      Title:__________________________
                                            (type in the title of signing
                                             officer)

CONFIRMED AND ACCEPTED, as of
the date first above written:

International Business Machines Corporation

By:_________________________
Title:________________________